As filed with the Securities and Exchange Commission on November 1, 2013

Registration No. 333-191607

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 6

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Norcraft Companies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2430	37-1738347
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(I.R.S. employer identification number)

3020 Denmark Avenue, Suite 100

Eagan, MN 55121

Telephone: (800) 297-0661

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Leigh Ginter

Chief Financial Officer 3020 Denmark Avenue, Suite 100

Eagan, MN 55121

Telephone: (800) 297-0661

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Daniel Evans, Esq. Carl Marcellino, Esq. Ropes & Gray LLP 1211 Avenue of the Americas New York, NY 10036 Telephone: (212) 596-9000 Facsimile: (212) 596-9090	Richard Truesdell, Jr., Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 Telephone: (212) 450-4000 Facsimile: (212) 701-5800

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one).

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(2)(3)
Common Stock, par value $0.01 per share	6,764,706	$18.00	$121,764,708	$15,684

(1)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Includes 882,353 shares of Common Stock which the underwriters have the option to purchase.
(3)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The sole purpose of this amendment is to file certain exhibits to the registration statement as indicated in Item 16(a) of Part II of this amendment. No change is made to the preliminary prospectus constituting Part I of the registration statement or Items 13, 14, 15, or 17 of Part II of the registration statement. Accordingly, this amendment consists only of the facing page, this explanatory note and Item 16(a) of Part II and the signatures of the registration statement.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit Number		Exhibit Title
1.1	**	Form of Underwriting Agreement.

3.1	**	Form of Amended and Restated Certificate of Incorporation of Norcraft Companies, Inc.

3.2	**	Form of Amended and Restated Bylaws of Norcraft Companies, Inc.

4.1		Specimen Common Stock certificate of Norcraft Companies, Inc.

4.2		Form of 10 1/2% Senior Secured Second Lien Note due 2015 (incorporated by reference to Exhibit 4.1 to Norcraft Companies, L.P. Current Report on Form 8-K filed December 11, 2009).

4.3		Indenture, dated as of December 9, 2009, by and among Norcraft Companies, L.P. and Norcraft Finance Corp., as issuers, the guarantors named therein, as guarantors, and U.S. Bank National Association, as trustee and collateral agent (incorporated by reference to Exhibit 4.2 to Norcraft Companies, L.P. Current Report on Form 8-K filed on December 11, 2009).

4.4		Supplemental Indenture, dated as of May 20, 2011, by and among Norcraft Companies, L.P., Norcraft Finance Corp., Norcraft Canada Corporation and U.S. Bank National Association, as Trustee and as Collateral Agent, related to Norcraft Companies, L.P. and Norcraft Finance Corp.’s 10 1/2% Senior Secured Second Lien Notes due 2015 (incorporated by reference to Exhibit 4.1 to Norcraft Companies, L.P. Current Report on Form 8-K filed May 20, 2011).

4.5		Second Supplemental Indenture, dated as of May 26, 2011, by and among Norcraft Companies, L.P., Norcraft Finance Corp., the Guarantor named therein and U.S. Bank National Association, as trustee and as collateral agent, related to Norcraft Companies, L.P. and Norcraft Finance Corp.’s 10 1/2% Senior Secured Second Lien Notes due 2015 (incorporated by reference to Exhibit 4.1 to Norcraft Companies, L.P. Current Report on Form 8-K filed May 26, 2011).

5.1	**	Opinion of Ropes & Gray LLP.

10.1	**	Norcraft Companies, Inc. 2013 Incentive Plan.

10.2		Credit Agreement, dated as of December 9, 2009, by and among Norcraft Companies, L.P., as borrower, Norcraft Intermediate Holdings, L.P., and other guarantors party thereto, as guarantors, the lenders party thereto and UBS Securities LLC, as arranger, bookmanager, documentation agent and syndication agent, and UBS AG, Stamford Branch, as issuing bank, administrative agent and collateral agent, and UBS Loan Finance LLC, as swingline lender (incorporated by reference to Exhibit 10.1 to Norcraft Companies, L.P. Current Report on Form 8-K filed December 11, 2009).

10.3		Amendment No. 1 to Credit Agreement, dated as of May 26, 2011, by and among Norcraft Companies, L.P., Norcraft Intermediate Holdings, L.P., the Subsidiary Guarantor party thereto, the Lenders party thereto and UBS AG Stamford Branch, as administrative agent and collateral agent (incorporated by reference to Exhibit 4.2 to Norcraft Companies, L.P. Current Report on Form 8-K filed May 26, 2011).

10.4		U.S. Security Agreement, dated as of December 9, 2009, by and among Norcraft Companies, L.P., as borrower, Norcraft Intermediate Holdings, L.P., and the other guarantors party thereto, as guarantors, and UBG AG, Stamford Branch, as collateral agent (incorporated by reference to Exhibit 10.2 to Norcraft Companies, L.P. Current Report on Form 8-K filed December 11, 2009).

10.5		Amendment No. 1 to U.S. Second Lien Security Agreement, dated as of May 26, 2011, by and among Norcraft Companies, L.P., Norcraft Finance Corp. and U.S. Bank National Association, as collateral agent (incorporated by reference to Exhibit 10.2 to Norcraft Companies, L.P. Current Report on Form 8-K filed May 26, 2011).

10.6		Canadian Security Agreement, dated as of December 9, 2009, by and among Norcraft Canada Corporation, as guarantor, and the other guarantors party thereto, as guarantors, and UBS AG, Stamford Branch, as collateral agent (incorporated by reference to Exhibit 10.3 to Norcraft Companies, L.P. Current Report on Form 8-K filed December 11, 2009).

10.7		Amendment No. 1 to Canadian Second Lien Security Agreement, dated as of May 26, 2011, by and among Norcraft Canada Corporation and U.S. Bank National Association, as collateral agent (incorporated by reference to Exhibit 10.3 to Norcraft Companies, L.P. Current Report on Form 8-K filed May 26, 2011).

10.8		U.S. Second Lien Security Agreement, dated as of December 9, 2009, by and among Norcraft Companies, L.P. and Norcraft Finance Corp., as issuers, and the guarantors from time to time party thereto and U.S. Bank National Association, as collateral agent (incorporated by reference to Exhibit 10.4 to Norcraft Companies, L.P. Current Report on Form 8-K filed December 11, 2009).

10.9		Canadian Second Lien Security Agreement, dated as of December 9, 2009, by and among Norcraft Canada Corporation, as guarantor, and the other guarantors from time to time party thereto, as guarantors, and U.S. Bank National Association, as collateral agent (incorporated by reference to Exhibit 10.5 to Norcraft Companies, L.P. Current Report on Form 8-K filed December 11, 2009).

10.10		Intercreditor Agreement, dated as of December 9, 2009, among UBS AG, Stamford Branch, as administrative agent and collateral agent for the first lien secured parties, U.S. Bank National Association, as trustee and as collateral agent for the New Notes, Norcraft Companies, L.P., as borrower, and Norcraft Canada Corporation, Norcraft Intermediate Holdings, L.P., and Norcraft Finance Corp., as guarantors (incorporated by reference to Exhibit 10.6 to Norcraft Companies, L.P. Current Report on Form 8-K filed December 11, 2009).

10.11		Amendment No. 1 to Intercreditor Agreement, dated as of May 20, 2011, by and among UBS AG, Stamford Branch, as First Lien Agent, U.S. Bank National Association, as Original Second Lien Agent and as Second Lien Collateral Agent, Norcraft Companies, L.P., Norcraft Intermediate Holdings, L.P., Norcraft Finance Corp. and Norcraft Canada Corporation (incorporated by reference to Exhibit 10.1 to Norcraft Companies, L.P. Current Report on Form 8-K filed May 20, 2011).

10.12		Employment Letter, dated October 21, 2003, from Norcraft Holdings, L.P. to Mark Buller (incorporated by reference to Exhibit 10.7 to Norcraft Companies, L.P. Form S-4 filed on April 27, 2004; File No.: 333-114924).

10.13		Amendments to Employment Letter, dated August 17, 2004, from Norcraft Holdings, L.P. to Mark Buller (incorporated by reference to Exhibit 10.10 to Norcraft Holdings, L.P.’s Registration Statement on Form S-4 filed on June 25, 2004; File No.: 333-119696).

10.14		Employment Letter, dated October 21, 2003, from Norcraft Companies, L.P. to Simon Solomon (incorporated by reference to Exhibit 10.10 to Norcraft Companies, L.P. Form S-4 filed on April 27, 2004; File No.: 333-114924).

10.15		Employment Letter, dated October 21, 2003, from Norcraft Companies, L.P. to John Swedeen (incorporated by reference to Exhibit 10.11 to Norcraft Companies, L.P. Form S-4 filed on April 27, 2004; File No.: 333-114924).

10.16		Employment Letter, dated December 1, 2005, from Norcraft Companies, L.P. to Kurt Wanninger (incorporated by reference to Exhibit 10.19 to Norcraft Companies, L.P. Form 10-K filed on March 31, 2006).

10.17		Employment Letter, dated February 13, 2008, from Norcraft Companies, L.P. to Simon Solomon. (incorporated by reference to Exhibit 10.22 to Norcraft Holdings, L.P.’s Form 10-K filed on March 31, 2009).

10.18		Management and Monitoring Agreement Letter, dated October 21, 2003, from Sanders Karp & Mergrue, LLC and Trimaran Fund Management L.L.C. to Norcraft Holdings, L.P. and Norcraft Companies, L.P. (incorporated by reference to Exhibit 10.14 to Norcraft Holdings, L.P.’s Registration Statement on Form S-4 filed on October 12, 2004; File No.: 333-119696).

10.19	**	Form of Reorganization Agreement.

10.20	**	Form of Limited Liability Company Agreement of Norcraft Companies LLC.

10.21	**	Form of Fourth Amended and Restated Agreement of Limited Partnership of Norcraft Holdings, L.P.

10.22	**	Form of Registration Rights Agreement.

10.23	**	Form of Exchange Agreement.

10.24	**	Form of Indemnification Agreement.

10.25	**	Form of Tax Receivable Agreement (Exchanges).

10.26	**	Form of Tax Receivable Agreement (SKM Norcraft Contribution).

10.27	**	Form of Tax Receivable Agreement (Trimaran Cabinet Contribution).

21.1	**	Subsidiaries of Norcraft Companies, Inc.

23.1	**	Consent of Grant Thornton LLP.

23.2	**	Consent of Ropes & Gray LLP (included in Exhibit 5.1).

24.1		Powers of Attorney (included in signature page).

**	Previously filed.

(b) Financial Statement Schedules

All schedules are omitted because they are not applicable or the required information is shown in the financial statements or notes thereto.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eagan on the 1st day of November, 2013.

Norcraft Companies, Inc. (Registrant)

By:	/s/ Mark Buller
	Name:	Mark Buller
	Title:	Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark Buller Mark Buller	Chairman and Chief Executive Officer	November 1, 2013

* Leigh Ginter	Chief Financial Officer and Principal Accounting Officer	November 1, 2013

* Michael Maselli	Director	November 1, 2013

* Christopher Reilly	Director	November 1, 2013

* Ira Zecher	Director	November 1, 2013

*by: /s/ Mark Buller Attorney-in-Fact

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